As filed with the Securities and Exchange Commission on May 13, 2010

Registration No. 333-47564

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Teradyne, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2272148
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

600 Riverpark Drive, North Reading, Massachusetts 01864 (978) 370-2700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael A. Bradley

President and Chief Executive Officer

Teradyne, Inc.

600 Riverpark Drive

North Reading, MA 01864

(978) 370-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Teradyne, Inc. (“Teradyne”) hereby amends its Registration Statement on Form S-3 (Registration No. 333-47564) (the “Registration Statement”) by filing this Post-Effective Amendment No. 1 to remove from registration the 1,841,162 shares of the Registrant’s common stock, par value $0.125 per share (the “Offered Shares”), registered hereunder that have not been sold or otherwise transferred pursuant to this Registration Statement. As of the date hereof, none of the Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. Pursuant to the Registrant’s undertaking in Item 17 of this Registration Statement, the Registrant hereby removes from registration those of the Offered Shares that have not been sold or otherwise transferred pursuant to the Registration Statement prior to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Reading and Commonwealth of Massachusetts on May 13, 2010.

TERADYNE, INC.

By:	/s/ MICHAEL A. BRADLEY
Michael A. Bradley President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ MICHAEL A. BRADLEY Michael A. Bradley	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2010

/s/ GREGORY R. BEECHER Gregory R. Beecher	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 13, 2010

* Albert Carnesale	Director	May 13, 2010

* Vincent M. O’Reilly	Director	May 13, 2010

* Roy A. Vallee	Director	May 13, 2010

* Patricia S. Wolpert	Director	May 13, 2010

*By:	/s/ MICHAEL A. BRADLEY
Michael A. Bradley Attorney-in-Fact